EXHIBIT 10.14



September 15, 1998



OfficeMax, Inc.
P. O. Box 228070
Cleveland, OH 44122

Attn: Mr. Joseph Ozmina
      Divisional Vice President

RE: Installation and Marketing Agreement dated October 16, 1996 between OfficeMax, Inc., and U-Ship, Inc. (the "Agreement")

Ladies and Gentlemen:

The purpose of this letter is to set forth the mutual agreements and covenants of OfficeMax and U-Ship with respect to the termination of the Agreement.

1. OfficeMax and U-Ship hereby agree that effective as of the date of this letter agreement, the Agreement is hereby terminated and shall be of no further force and effect, except for (i) those provisions in the Agreement, including without limitation paragraph 18, that expressly state that the provision shall survive termination of the Agreement, and (ii) paragraphs 7 (except for the grant of license, which license is hereby terminated) and 9, which the parties agree shall remain in full force and effect.

2. U-Ship shall pay OfficeMax all commissions earned up to and including the date of the removal of the last ASC hereunder. OfficeMax shall pay U-Ship all amounts due to U-Ship for collections made by OfficeMax for cash payments by ASC users earned up to and including the date of the removal of the last ASC hereunder.

3. Within ninety (90) days of the date of this letter agreement, U-Ship shall, at its sole expense, disassemble and remove each automated shipping center ("ASC") from each OfficeMax location as shown on Exhibit A attached hereto and incorporated herein by reference. Such removal shall be at such times and in such sequence as U-Ship shall determine in cooperation with OfficeMax, during normal business hours with minimal disruption to the business of OfficeMax. OfficeMax personnel shall reasonably cooperate with U-Ship to allow the

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      expeditious removal of the ASCs by U-Ship personnel or agents by providing direction and access to the ASC location and suggesting an appropriate path of removal. Each ASC shall remain in operation pending U-Ship's removal of same, provided that U-Ship shall have no obligation to repair any ASC which is damaged or inoperative pending such removal.

4. Within five business days following the removal of the last ASC by U-Ship, OfficeMax shall pay U-Ship $22,400.

5. OfficeMax shall return to U-Ship all confidential information or proprietary information in the possession of OfficeMax, including without limitation software, computer discs, operating manuals, marketing materials, specifications or the like. Notwithstanding anything contained in this Agreement to the contrary, whether expressed or implied (i) OfficeMax shall not disclose to any person or use any confidential or proprietary information of U-Ship, and (ii) OfficeMax agrees that it has no right, title or interest in, no license to, and no right to use any of U-Ship's copyrights, trademarks, servicemarks, patents or proprietary rights or property of any kind, including without limitation the "U-SHIP Software" as that term is defined in the Agreement, all of which OfficeMax agrees belong exclusively to U-Ship. OfficeMax agrees that it will not use any such property in contravention of the restrictions of paragraph 7 of the Agreement, which restrictions shall survive the termination of the Agreement.

6. To the extent provided in section 16 of the Agreement, OfficeMax agrees that it shall keep the ASCs insured against damage (with U-Ship as an additional insured under such insurance policy) until their removal by U-Ship hereunder.

7. Except for their obligations hereunder which shall survive termination of the Agreement, and effective upon the removal of the last ASC hereunder, each party hereby releases and forever discharges the other party from all claims, demands, actions and causes of action, damages, costs, attorneys' fees, payments and expenses of every kind, nature or description that it may have with respect to the Agreement.

8. The validity, performance and enforcement of this letter agreement shall be governed by the laws of the State of Ohio.

9. This letter agreement constitutes the entire agreement of OfficeMax and U-Ship and supersedes all other understandings, written or oral, with respect to the subject matter hereof.

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Please confirm your agreement with the foregoing by signing in the space provided below.

Very truly yours,
U-Ship, Inc.



/s/ Timothy G. Becker
Timothy G. Becker
CFO and COO


The foregoing is hereby accepted and agreed to:

OfficeMax, Inc.


By /s/ Joseph Ozmina
   ------------------------
       Joseph Ozmina
       Divisional Vice President, CopyMax Product